                                                        Exhibit 2.1


                             CONTRIBUTION AGREEMENT

                                      among

                           RED BUTTE CREEK ASSOCIATES

                       LEPERCQ CORPORATE INCOME FUND L.P.

                                 LEX GP-1, INC.

                               THE LCP GROUP, L.P.

                                RICHARD J. ROUSE

                                       and

                            LEXINGTON NORTHWEST TRUST

                               Dated May 22, 1996

                             CONTRIBUTION AGREEMENT

                      THIS CONTRIBUTION AGREEMENT, dated May 22, 1996
(this "Agreement"), is entered into among Red Butte Creek Associates, a Utah limited partnership ("Red Butte"), and Lepercq Corporate Income Fund L.P., a Delaware limited partnership ("LCIF"), Lex GP-1, Inc. ("Lex GP"), a Delaware corporation, The LCP Group, L.P. ("LCP"), a Delaware limited partnership, Richard J. Rouse, and Lexington Northwest Trust, a New York grantor trust.

                              W I T N E S S E T H:

                      WHEREAS, Red Butte is the holder of a certain leasehold interest encumbering, and the owner of certain improvements to, real property located at 295 Chipeta Way, University of Utah Research Park, Salt Lake City, Utah (the "Property");

                      WHEREAS, pursuant to Section 4.02(b) of the Third Amended and Restated Limited Partnership Agreement of Red Butte, as amended, Barnes Properties, Inc., the general partner of Red Butte, notified the Red Butte limited partners in a letter dated March 22, 1995 of Red Butte's intention to transfer the Property to LCIF and provided such limited partners with thirty
(30) days to object to such transfer;

                      WHEREAS, Red Butte limited partners with less than one-half of the outstanding Units in Red Butte have objected to such transfer through the date hereof;

                      WHEREAS, Northwest Pipeline Corporation ("Northwest"), the lessee of the Property, consented to the transfer in a letter dated March 29, 1996;

                      WHEREAS, Fleet Bank, as successor to Shawmut Bank of Boston N.A., as trustee under the Indenture and Deed of Trust by Red Butte to First Interstate Bank of Utah, N.A., Max Goldsmith, Shawmut Bank of Boston, N.A., in a letter dated May 10, 1996 indicated that lenders with 86.9% of the outstanding notes consented to the transfer;

                      WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Red Butte is exchanging the Property for interests in LCIF ("LCIF Units") with the terms and conditions set forth in the Fourth Amended and Restated Agreement of Limited Partnership of LCIF (as amended from time to time, the "Partnership Agreement") in a transaction which is intended to qualify as a tax-free transfer of the Property by Red Butte to LCIF under
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code");

                      WHEREAS, immediately following such transfer, LCIF will transfer the Property to Lexington Northwest Trust, a New York grantor trust (the "Trust") for one hundred percent (100%) of the beneficial interests therein;

                      WHEREAS, The LCP Group, L.P. ("LCP") and Richard J. Rouse are contributing their contractual right to receive a two percent fee payable upon the ultimate sale of the Property in exchange for an aggregate of 35,006 LCIF Units to LCIF (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Red Butte except that such LCIF Units will be eligible for distributions of $1.08 per Unit prior to January 1, 1998) in a transaction that qualifies under Code Section 721;

                      WHEREAS, LCP will contribute to LCIF its contractual right to receive management fees from the date hereof through the remainder of the term of the lease of the Property from Red Butte to Northwest in exchange for 79,000 LCIF Units (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Red Butte except that such LCIF Units will be eligible for distributions of $1.08 per unit prior to January 1, 1998) in a transaction that qualifies under Code Section 721;

                      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                      1. Contribution of the Property to LCIF. Effective as of the date hereof, Red Butte hereby contributes, transfers and assigns to LCIF all of its right, title and interest in and to the Property subject to any and all liabilities encumbering such Property (including the lien created by the Indenture). LCIF hereby issues to Red Butte, in exchange for such contribution, 1,715,295.5 units in LCIF (the "Units"). The Units will provide for all of the rights and obligations more fully set forth in the Partnership Agreement.

                      2. Contribution of the Property to the Trust. Immediately following the transfer described in paragraph 1, LCIF hereby contributes, transfers and assigns to the Trust all of its right, title and interest in and to the Property subject to any and all liabilities encumbering such Property (including the lien created by the Indenture) in exchange for hundred percent (100%) of the beneficial interests therein.

                      3. Contribution of Disposition Fee. LCP and Richard J. Rouse hereby contribute to LCIF their contractual rights to the fee payable upon the ultimate sale of the Property and in exchange LCIF will issue 25,704 LCIF Units to LCP and 9,302 LCIF Units to Mr. Rouse.

                      4. Contribution of Management Agreement. LCP, as successor to Lepercq Management Corporation ("LMC"), hereby contributes its contractual right pursuant to that certain Property Management Agreement dated December __, 1980 with Red Butte to receive management fees for the period from the date hereof through the end of the term of the lease of the Property to Northwest to LCIF in exchange for 79,000 LCIF Units.

                      5. Dissolution of Red Butte and Admission to LCIF. Pursuant to Section 7.01(a)(iv) of the Red Butte Associates Limited Partnership Agreement, Red Butte Associates Limited Partnership is dissolved and its interests in LCIF are distributed in accordance with Exhibit A. Pursuant to 11.2D and 11.3 of the Third Amended and Restated Agreement of Limited Partnership of LCIF, Lex GP hereby consents to the admission of each of the Red Butte limited partners as limited partners in LCIF.

                      6. Expenses. Red Butte and LCIF agree to each pay fifty percent (50%) of all costs and expenses attributable to the transfer.

                      7. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third persons or entities which are not a party to this Agreement, nor shall any provision of this Agreement give any third persons or entities any rights of subrogation or action over against any party to this Agreement.

                      8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changes in any manner except by a writing executed by a duly authorized representative of the party to be charged.

                      9. Counterparts; Further Assurances. This Agreement may be executed in multiple counterparts. The parties agree to execute such documents, stock powers and instruments of assignment and assumption as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

                      10. Miscellaneous. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

                                   RED BUTTE CREEK ASSOCIATES
                                      By:  Barnes Properties, Inc.

                                   By: /s/ Richard J. Rouse
                                      ----------------------------
                                      Name:  Richard J. Rouse
                                      Title: Vice President

                                   LEPERCQ CORPORATE INCOME FUND L.P.
                                                 BY:  Lex GP-1, Inc.

                                   By: /s/ Richard J. Rouse
                                      ----------------------------
                                      Name:  Richard J. Rouse
                                      Title: Vice President

                                   LEX GP-1, INC.

                                   By: /s/ Richard J. Rouse
                                      ----------------------------
                                      Name:  Richard J. Rouse
                                      Title: Vice President

                                   THE LCP GROUP, L.P.
                                      By:  Lepercq Capital Partners
                                      By:  Third Lero Corporation

                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:

                                   RICHARD J. ROUSE


                                   By: /s/ Richard J. Rouse
                                      ----------------------------

                                     LEXINGTON NORTHWEST TRUST
                                          By:  The LCP Group, L.P., as trustee
                                          By:  Lepercq Capital Partners
                                          By:  Third Lero Corporation

                                     By: /s/
                                         ____________________________
                                         Name:
                                         Title:

===================================================================================
                                     EXHIBIT A
- -----------------------------------------------------------------------------------
                       PARTNER                                          LCIF UNITS
- -----------------------------------------------------------------------------------
Barnes Properties, Inc./Barnshore                                         17,153
Associates
- -----------------------------------------------------------------------------------
Abbott, Mary I.                                                           16,921
- -----------------------------------------------------------------------------------
Babush, R.K.                                                               1,811
- -----------------------------------------------------------------------------------
Baer, Verdilla                                                            33,842
- -----------------------------------------------------------------------------------
Becker, Warren J.                                                         16,921
- -----------------------------------------------------------------------------------
Sharon Bracken, Trustee, Sharon                                           33,842
Bracken Marital Trust
- -----------------------------------------------------------------------------------
Burns, John F.                                                            16,921
- -----------------------------------------------------------------------------------
Calkins, Windsor & Judy                                                   16,921
- -----------------------------------------------------------------------------------
Center Trust                                                              67,684
- -----------------------------------------------------------------------------------
Cherrington, James S.                                                     16,921
- -----------------------------------------------------------------------------------
Cole, Maxine                                                              16,921
- -----------------------------------------------------------------------------------
Cutrer, Jerry W.                                                           5,431
- -----------------------------------------------------------------------------------
Dallas, Robert H. (Sr.)                                                   16,921
- -----------------------------------------------------------------------------------
Danzig, Murray                                                            33,842
- -----------------------------------------------------------------------------------
Denny, Catherine                                                          33,842
- -----------------------------------------------------------------------------------
Diversi, Henry L. (Jr.)                                                   10,861
- -----------------------------------------------------------------------------------
Dodds, W. Douglas                                                         16,921
- -----------------------------------------------------------------------------------
Dye Investment Properties #1                                              33,842
- -----------------------------------------------------------------------------------
Ebrahimian, Moosa                                                         33,842
- -----------------------------------------------------------------------------------
Falconer, Maynard C.                                                      33,842
- -----------------------------------------------------------------------------------
Flake, Rodney J.                                                          16,921
- -----------------------------------------------------------------------------------
Armando J. and Mary Lou Flocchini,                                        16,921
Trustees, under revocable trust
agreement dated June 30, 1971, as
amended (for Flocchini Jr.)
- -----------------------------------------------------------------------------------
Armando J. and Lena Flocchini,                                            16,921
Trustees, under revocable trust
agreement dated 2/26/80 (Sr.)

- ----------------------------------------------------------------------------------
Gilbert, Peter G.                                                          5,431
- ----------------------------------------------------------------------------------
Glick, (Gerald)/Revocable Trust                                           20,315
- ----------------------------------------------------------------------------------
Golia, Dominick T.                                                        37,236
- ----------------------------------------------------------------------------------
Gross, Stephen R.                                                          5,431
- ----------------------------------------------------------------------------------
Harbin, Robert L.                                                          5,431
- ----------------------------------------------------------------------------------
Harrington, Thomas J.                                                     20,315
- ----------------------------------------------------------------------------------
Healey, Thomas J.                                                          3,734
- ----------------------------------------------------------------------------------
Irvin, Tinesley H.                                                        10,862
- ----------------------------------------------------------------------------------
Jacobs, Randolph                                                          33,842
- ----------------------------------------------------------------------------------
Jenkins, Edward M.                                                        16,921
- ----------------------------------------------------------------------------------
Johnson, Richard J.                                                        2,716
- ----------------------------------------------------------------------------------
Jones, Billy Ray                                                           5,431
- ----------------------------------------------------------------------------------
Jones, J. Curtis                                                           2,716
- ----------------------------------------------------------------------------------
Jones, William G.                                                         16,921
- ----------------------------------------------------------------------------------
Kadish, Mark J.                                                            2,716
- ----------------------------------------------------------------------------------
Kadish, Rosalyn S.                                                         2,716
- ----------------------------------------------------------------------------------
Kemper, William T.                                                       115,104
- ----------------------------------------------------------------------------------
Kenyon Trust                                                              38,594
- ----------------------------------------------------------------------------------
Kirschner Brothers                                                        33,842
- ----------------------------------------------------------------------------------
Kornman, J.S.                                                              1,810
- ----------------------------------------------------------------------------------
Kotkins, Henry L. (Jr.)                                                   33,842
- ----------------------------------------------------------------------------------
Kotkins, Henry L. (Sr.)                                                   33,842
- ----------------------------------------------------------------------------------
Kremers, Joseph A.                                                        33,842
- ----------------------------------------------------------------------------------
Krone, Howard B.                                                           8,147
- ----------------------------------------------------------------------------------
Legum, Steven F.                                                           5,431
- ----------------------------------------------------------------------------------
Manlowe, Donald & Virginia                                                33,842
- ----------------------------------------------------------------------------------
Maronick, E. Phil                                                         33,842
- ----------------------------------------------------------------------------------
Martin, Eff W.                                                             3,734
- ----------------------------------------------------------------------------------
Mathews, David P.                                                         16,921

- ----------------------------------------------------------------------------------
Mazo, (Gerald)/Trust                                                       5,431
- ----------------------------------------------------------------------------------
McBride, Cornell                                                          10,862
- ----------------------------------------------------------------------------------
McGonacle, Linda                                                          16,921
- ----------------------------------------------------------------------------------
McKenzie, Therman (Sr.)                                                   10,862
- ----------------------------------------------------------------------------------
Murphy, Chester M.                                                        16,921
- ----------------------------------------------------------------------------------
Neiman, H.F.                                                               1,810
- ----------------------------------------------------------------------------------
Obernauer, Marne (Jr.)                                                    20,315
- ----------------------------------------------------------------------------------
Obie, Gordon T.                                                           16,921
- ----------------------------------------------------------------------------------
Peter Trust L.P.                                                          67,684
- ----------------------------------------------------------------------------------
Post, Allen W. (Jr.)                                                      10,862
- ----------------------------------------------------------------------------------
Price, Gerald E.                                                          16,921
- ----------------------------------------------------------------------------------
Rabe, Arthur W.                                                           16,921
- ----------------------------------------------------------------------------------
Rhoad, Estate of Guy C.                                                   37,236
- ----------------------------------------------------------------------------------
Romney, (Clark)/Revocable Trust                                           20,315
- ----------------------------------------------------------------------------------
Schaefer, Robert A.                                                        5,431
- ----------------------------------------------------------------------------------
Schubach, Robert M.                                                       33,842
- ----------------------------------------------------------------------------------
Schwartz, Richard J.                                                      33,842
- ----------------------------------------------------------------------------------
Segal, John M.                                                             5,431
- ----------------------------------------------------------------------------------
Segal, Steven A.                                                           5,431
- ----------------------------------------------------------------------------------
Shapiro, Norman I.                                                        16,921
- ----------------------------------------------------------------------------------
Sherry, Henry I.                                                           5,431
- ----------------------------------------------------------------------------------
Stephenson, Leroy                                                         33,842
- ----------------------------------------------------------------------------------
Stewart, Faye H.                                                          16,921
- ----------------------------------------------------------------------------------
Strimatter, Paul L. & Joann H.                                            16,921
- ----------------------------------------------------------------------------------
Toberoff, Max                                                             67,684
- ----------------------------------------------------------------------------------
Todd, Geils                                                               33,842
- ----------------------------------------------------------------------------------
Weaver, Terry M.                                                          33,842
- ----------------------------------------------------------------------------------
Whitmore, George M. (Jr.)                                                  5,431
- ----------------------------------------------------------------------------------
Williams, John C.                                                          2,716

- -----------------------------------------------------------------------------------
WWH Investment Partners, Northwest                                        10,861
Cardiology Consultants
- -----------------------------------------------------------------------------------
Young, Raymond                                                             5,431
===================================================================================